                                               Exhibit 23 to Form 11-K for 1999


                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (File No. 33-60209), Form S-8 (File No. 33-1462),
Form S-8 (File No. 33-1487), Form S-8 (File No. 33-36381), Form S-8 (File
No. 33-36380), Form S-14 (File No. 2-82253), Form S-8 (Form No. 333-38743),
Form S-8 (File No. 333-28381), Form S-8 (File No. 333-38763), Form S-8
(File No. 333-28385), Form S-3 (File No. 333-65581), Form S-8 (333-77011)
and Form S-3 (333-90711) of Cincinnati Bell Inc. of our report dated June 18, 2000 relating to the financial statements of the Broadwing Communications Inc. 401(k) Plan, which appears in this Form 11-K.


/s/ PricewaterhouseCoopers LLP
------------------------------

Austin, Texas
June 23, 2000

                                               Exhibit 23 to Form 11-K for 1999


                         CONSENT OF INDEPENDENT AUDITORS


We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (File No. 33-60209), Form S-8 (File No. 33-1462), Form S-8 (File No. 33-1487), Form S-8 (File No. 33-36381), Form S-8 (File No.
33-36380), Form S-14 (File No. 2-82253), Form S-8 (Form No. 333-38743), Form
S-8 (File No. 333-28381), Form S-8 (File No. 333-38763), Form S-8 (File No.
333-28385), Form S-3 (File No. 333-65581), Form S-8 (333-77011) and Form S-3
(333-90711) of Cincinnati Bell Inc. of our report dated June 23, 1999 relating to the financial statement of the Broadwing Communications Inc. 401(k) Plan (formerly the IXC Communications, Inc. 401(k) Plan), which appears in this Form 11-K.


/s/ Ernst & Young LLP
---------------------

Austin, Texas
June 23, 2000


                                      12